EXHIBIT 99.1

Arbutus to Participate in Upcoming Investor Conferences

VANCOUVER, British Columbia and DOYLESTOWN, Pa., June 03, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that the company will be participating in the following investor conferences.

  Jefferies 2016 Healthcare Conference, June 7-10, 2016, New York
  JMP Securities Healthcare Conference, June 21-22, 2016, New York

A simultaneous webcast of the presentation at Jefferies can be accessed by visiting the Investor sections of www.arbutusbio.com and selecting Events and Presentations. Replays will be available on the Arbutus website following the event.

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.  Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com